ETHAN ALLEN INTERIORS INC. AND SUBSIDIARIES

Exhibit 32.2

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Corey Whitely, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q (the “Quarterly Report”) for the period ended September 30, 2017 as filed by Ethan Allen Interiors Inc. (the "Company"), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 26, 2017

/s/ Corey Whitely	Executive Vice President Administration, Chief Financial Officer and Treasurer Ethan Allen Interiors Inc.
(Corey Whitely)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.